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                                                           EXHIBIT 10.69



                          REGISTRATION RIGHTS AGREEMENT

                                 by and between

                               ASC HOLDINGS, INC.

                                       and

                                MADELEINE L.L.C.

                            Dated as of July 2, 1997
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            REGISTRATION RIGHTS AGREEMENT (this or the "Agreement") dated as of
July 2, 1997, by ASC Holdings, Inc., a Maine corporation (the "Company"), and Madeleine L.L.C. (the "Initial Holder").

                              W I T N E S S E T H :

            WHEREAS, simultaneously herewith, the Company and the Initial Holder are entering into a Securities Purchase Agreement (its "Purchase Agreement"), pursuant to which the Company is issuing, and the Initial Holder is purchasing, certain securities of the Company; and

            WHEREAS, in order to induce the Initial Holder to enter into the Purchase Agreement, the Company and its Subsidiaries have agreed to provide certain registration rights on the terms and subject to the conditions set forth herein;

            NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained herein, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

            "Acquiring Person" has the meaning specified in the Purchase Agreement.

            "Affiliate" shall mean with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

            "Certificate of Designation" shall mean the Certificate of Designation, Number, Voting Powers, Preferences and Rights of the Preferred Stock of the Company and Rights of the Convertible Preferred Stock, as filed with the Secretary of State of the State of Maine.

            "Change of Control" shall have the meaning set forth in the Purchase Agreement.

            "Common Shares" shall mean shares of Common Stock, of an IPO Entity.
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            "Common Stock" shall mean the class of Common Stock to be issued to the public, as such Common Stock may be constituted from time to time.

            "Company" shall have the meaning set forth in the preamble.

            "Conversion Shares" shall mean the Common Shares or other equity securities issued or issuable upon conversion of the Convertible Securities.

            "Convertible Securities" shall mean the Notes, Preferred Stock and Repriced Converts.

            "Demand Registration" shall mean a registration required to be effected by an IPO Entity pursuant to Section 2.1.

            "Demand Registration Statement" shall mean a registration statement of an IPO Entity which covers the Registrable Securities requested to be included therein pursuant to the provisions of Section 2.1 and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference (or deemed to be incorporated by reference) therein.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations thereunder, or any similar or successor statute.

            "Holders" shall mean the Initial Holder for so long as it owns any Registrable Securities and such of its respective heirs, successors and permitted assigns (including any permitted transferees of Registrable Securities) who acquire or are otherwise the transferee of Registrable Securities, directly or indirectly, from such Initial Holder (or any subsequent Holder), for so long as such heirs, successors and permitted assigns own any Registrable Securities. For purposes of this Agreement, a Person will be deemed to be a Holder whenever such Person holds an option to purchase, or a security convertible into or exercisable or exchangeable for, Registrable Securities, whether or not such purchase, conversion, exercise or exchange has actually been effected and disregarding any legal restrictions upon the exercise of such rights. Registrable Securities issuable upon exercise of an option or upon conversion, exchange or exercise of another security shall be deemed outstanding for the purposes of this Agreement.

            "Holders' Counsel" shall mean one firm of counsel (per registration) to the Holders of Registrable Securities participating in such registration, which counsel shall be selected (i) in the case of a Demand Registration or an S-3 Registration, by the Initiating Holders holding a majority of the Registrable Securities for which registration was requested in the Request, and
(ii) in all other cases, by the Majority Holders of the Registration.


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            "Incidental Registration" shall mean a registration required to be effected by the Company pursuant to Section 2.2.

            "Incidental Registration Statement" shall mean a registration statement of an IPO Entity which covers the Registrable Securities requested to be included therein pursuant to the provisions of Section 2.2 and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference (or deemed to be incorporated by reference) therein.

            "Initial Holder" shall mean [Madeleine L.L.C.].

            "Initial Public Offering" has the meaning specified in the Purchase Agreement.

            "Initiating Holders" shall mean, with respect to a particular registration, the Holders who initiated the Request for Registration.

            "Inspectors" shall have the meaning set forth in Section 4.1(g).

            "IPO Entity" has the meaning specified in the Purchase Agreement.

            "Majority Holders" shall mean one or more Holders of Registrable Securities who would hold a majority of the Registrable Securities then outstanding.

            "Majority Holders of the Registration" shall mean, with respect to a particular registration, one or more Holders of Registrable Securities who would hold a majority of the Registrable Securities to be included in such registration.

            "NASD" shall mean the National Association of Securities Dealers,
Inc.

            "Notes" shall have the meaning set forth in the Purchase Agreement.

            "Person" shall mean any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business), and shall include any successor (by merger or otherwise) of such entity.

            "Preferred Stock" shall have the meaning set forth in the Purchase Agreement.

            "Prospectus" shall mean the prospectus included in a Registration Statement (including, without limitation, any preliminary prospectus and any prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the


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Securities Act), and any such Prospectus as amended or supplemented by any prospectus supplement, and all other amendments and supplements to such Prospectus, including post-effective amendments, and in each case including all material incorporated by reference (or deemed to be incorporated by reference) therein.

            "Purchase Agreement" shall have the meaning set forth in the preamble.

            "Registrable Securities" shall mean (i) any Conversion Shares issued or issuable upon conversion of the Convertible Securities issued to the Initial Holder pursuant to the Purchase Agreement, (ii) Repriced Converts, and (iii) any other securities of an IPO Entity (or any successor or assign of the IPO Entity, whether by merger, consolidation, sale of assets or otherwise) which may be issued or issuable with respect to, in exchange for, or in substitution of, Registrable Securities referenced in clauses (i) and (ii) above by reason of any dividend or stock split, combination of shares, merger, consolidation, recapitalization, reclassification, reorganization, sale of assets or similar transaction. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (A) a registration statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (B) such securities are sold pursuant to Rule 144 (or any similar provisions then in force) under the Securities Act, (C) such securities have been otherwise transferred, a new certificate or other evidence of ownership for them not bearing the legend restricting further transfer shall have been delivered by the relevant IPO Entity and subsequent public distribution of them shall not require registration under the Securities Act,
(D) such securities shall have ceased to be outstanding or (E) such securities are freely tradable under the Securities Act. A Holder of Convertible Securities shall be deemed to be a holder of Registrable Securities unless the right to exchange such Convertible Securities into Registrable Securities shall have terminated pursuant to Section 6.15 or 8.1 of the Purchase Agreement.

            "Registration Expenses" shall mean any and all expenses incident to the performance of or compliance with this Agreement by each IPO Entity, including, without limitation (i) all SEC, stock exchange, NASD and other registration, listing and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws and compliance with the rules of any stock exchange (including fees and disbursements of counsel in connection with such compliance and the preparation of a blue sky memorandum and legal investment survey), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing, distributing, mailing and delivering any Registration Statement, any Prospectus, any underwriting agreements, transmittal letters, securities sales agreements, securities certificates and other documents relating to the performance of or compliance with this Agreement, (iv) the fees and disbursements of counsel for the IPO Entity, (v) the fees and disbursements of Holders' Counsel, (vi) the fees and disbursements of all independent public accountants (including the expenses of any audit and/or "cold comfort" letters) and the fees and expenses of other Persons, including experts, retained by an IPO Entity, (vii) the


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expenses incurred in connection with making road show presentations and holding meetings with potential investors to facilitate the distribution and sale of Registrable Securities which are customarily borne by the issuer, (viii) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, (ix) premiums and other costs of policies of insurance against liabilities arising out of the public offering of the Registrable Securities being registered and (x) discounts and commissions payable to underwriters, selling brokers, dealer managers or other similar Persons engaged in the distribution of any of the Registrable Securities; provided, however, that in any case where Registration Expenses are not to be borne by an IPO Entity, such expenses shall not include salaries of such IPO Entity's personnel or general overhead expenses of such IPO Entity, auditing fees, premiums or other expenses relating to liability insurance required by underwriters of such IPO Entity or other expenses for the preparation of financial statements or other data normally prepared by such IPO Entity in the ordinary course of its business or which such IPO Entity would have incurred in any event; and provided, further, that in the event such IPO Entity shall, in accordance with Section 2.2 or
Section 2.6 hereof, not register any securities with respect to which it had given written notice of its intention to register to Holders, notwithstanding anything to the contrary in the foregoing, all of the costs incurred by the Holders in connection with such registration shall be deemed to be Registration Expenses.

            "Registration Statement" shall mean any registration statement of an IPO Entity which covers any Registrable Securities and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference (or deemed to be incorporated by reference) therein.

            "Repriced Converts" shall have the meaning set forth in the Purchase Agreement.

            "Request" shall have the meaning set forth in Section 2.1(a).

            "S-3 Registration" shall mean a registration required to be effected by the Company pursuant to Section 2.3(a).

            "SEC" shall mean the Securities and Exchange Commission, or any successor agency having jurisdiction to enforce the Securities Act.

            "Securities Act" shall mean the Securities Act of 1933, as amended from time to time, and the rules and regulations thereunder, or any similar or successor statute.

            "Shelf Registration" shall have the meaning set forth in Section 2.1(a).

            "Underwriters" shall mean the underwriters, if any, of the offering being registered under the Securities Act.


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            "Underwritten Offering" shall mean a sale of securities of an IPO
Entity to an Underwriter or Underwriters for reoffering to the public.

            "Withdrawn Demand Registration" shall have the meaning set forth in
Section 2.1(a).

            "Withdrawn Request" shall have the meaning set forth in Section 2.1(a).

2. REGISTRATION UNDER THE SECURITIES ACT.

      2.1 Demand Registrations.

            (a) In the event that any Holder shall receive an Offering Notice in accordance with Section 8.1 of the Purchase Agreement, an Offering Notice in accordance with Section 2.3(b)(ii) of the Purchase Agreement or a Change of Control Offer in which Conversion Shares or Repriced Converts of a Designated Acquiring Person that is a Public Company are being offered to the Holders in accordance with Section 6.15(a)(ii), then the IPO Entity or Designated Acquiring Person either, as elected by the Holders of the Majority of Registrable Securities, (i) include all of the Repriced Converts and Conversion Shares in the IPO of the IPO Entity or Designated Acquiring Entity as an Incidental Registration in accordance with the provisions of Section 2.2 hereof, or (ii) cause the registration of all of the Repriced Converts and Conversion Shares in a registration by the IPO Entity or Designated Acquiring Entity separate from the registration of the IPO as a Demand Registration in accordance with the provisions of Section 2.1(b) hereof, such Demand Registration to become effective at the same time as the date on which the IPO of the IPO Entity or Designated Acquiring Person, or the Change of Control, as the case may be, is consummated.

            (b) (i) In connection with a Demand Registration contemplated by
Section 2.1(a) or (ii) in the event that, in their sole discretion, the Holders have consented to receiving on the closing date of the IPO or Change of Control Conversion Shares or Repriced Converts (including Conversion Shares issuable upon conversion thereof) that are registered and freely tradable under the Securities Act, the Holders shall have the right to request in writing that an IPO Entity register all or part of such Holders' Registrable Securities (a "Request") (which Request shall specify the amount of Registrable Securities intended to be disposed of by such Holders and the intended method of disposition thereof) by filing with the SEC a Demand Registration Statement. As promptly as practicable, but no later than 10 days after receipt of a Request, the relevant IPO Entity shall give written notice of such requested registration to all Holders of Registrable Securities. Subject to Section 2.1(b), the relevant IPO Entity shall include in a Demand Registration (i) the Registrable Securities intended to be disposed of by the Initiating Holders and (ii) the Registrable Securities intended to be disposed of by any other Holder which shall have made a written request (which request shall specify the amount of Registrable Securities to be registered and the intended method of disposition thereof) to the relevant IPO Entity for inclusion thereof in such registration within 20 days after the receipt of such written notice from such IPO Entity. The IPO Entity


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shall, as expeditiously as possible following a Request, cause to be filed with the SEC a Demand Registration Statement providing for the registration under the Securities Act of the Registrable Securities which the relevant IPO Entity has been so requested to register by all such Holders, to the extent necessary to permit the disposition of such Registrable Securities so to be registered in accordance with the intended methods of disposition thereof specified in such Request or further requests (including, without limitation, by means of a shelf registration pursuant to Rule 415 under the Securities Act (a "Shelf Registration") if so requested and if such IPO Entity is then eligible to use such a registration). The Company shall cause such Demand Registration Statement to be declared effective by the SEC as soon as practicable thereafter and to keep such Demand Registration Statement continuously effective for the period specified in Section 3.1(b).

                  Notwithstanding anything contained herein to the contrary pursuant to clause (ii) of Section 2.1(b), if a Request is made within 90 days of the effective date (the "Applicable Effective Date") of a Registration Statement for an Initial Public Offering, the Company shall cause the applicable Demand Registration Statement to be declared effective (and the associated offering to be consummated), at the earliest possible time, and as soon as market conditions permit, but no later than six months following the Applicable Effective Date.

                  A Request may be withdrawn prior to the filing of the Demand Registration Statement by the Majority Holders of the Registration (a "Withdrawn Request") and a Demand Registration Statement may be withdrawn prior to the effectiveness thereof by the Majority Holders of the Registration (a "Withdrawn Demand Registration"), and such withdrawals shall be treated as a Demand Registration which shall have been effected pursuant to this Section 2.1, unless the Holders of Registrable Securities to be included in such Registration Statement reimburse the Company for its reasonable out-of-pocket Registration Expenses relating to the preparation and filing of such Demand Registration Statement (to the extent actually incurred); provided, however, that if a Withdrawn Request or Withdrawn Registration Statement is made (A) because of a material adverse change in the business, financial condition or prospects of the relevant IPO Entity or (B) because the sole or lead managing Underwriter advises that the amount of Registrable Securities to be sold in such offering be reduced pursuant to Section 2.1(b) by more than 15% of the Registrable Securities to be included in such Registration Statement, then such withdrawal shall not be treated as a Demand Registration effected pursuant to this Section 2.1 and such IPO Entity shall pay all Registration Expenses in connection therewith. Any Holder requesting inclusion in a Demand Registration may, at any time prior to the effective date of the Demand Registration Statement (and for any reason) revoke such request by delivering written notice to such IPO Entity revoking such requested inclusion.

            (c) Priority in Demand Registrations. If a Demand Registration involves an Underwritten Offering, and the sole or lead managing Underwriter, as the case may be, of such Underwritten Offering shall advise the relevant IPO Entity in writing (with a copy to each Holder requesting registration) on or before the date five


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days prior to the date then scheduled for such offering that, in its opinion, the amount of Registrable Securities requested to be included in such Demand Registration exceeds the number which can be sold in such offering within a price range acceptable to the Majority Holders of the Registration (such writing to state the basis of such opinion and the approximate number of Registrable Securities which may be included in such offering) such IPO Entity shall include in such Demand Registration, to the extent of the number which the Company is so advised may be included in such offering or separate registration, the Registrable Securities requested to be included in the Demand Registration by the Holders allocated pro rata in proportion to the number of Registrable Securities requested to be included in such Demand Registration by each of them. In the event the IPO Entity shall not, by virtue of this Section 2.1(b), include in any Demand Registration all of the Registrable Securities of any Holder requesting to be included in such Demand Registration, such Holder may, upon written notice to such IPO Entity given within five days of the time such Holder first is notified of such matter, reduce the amount of Registrable Securities it desires to have included in such Demand Registration, whereupon only the Registrable Securities, if any, it desires to have included will be so included and the Holders not so reducing shall be entitled to a corresponding increase in the amount of Registrable Securities to be included in such Demand Registration.

            (d) Underwriting; Selection of Underwriters. If the Initiating Holders holding a majority of the Registrable Securities for which registration was requested in the Request so elect, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an Underwritten Offering in customary form; and such Initiating Holders may require that all Persons (including other Holders) participating in such registration sell their Registrable Securities to the Underwriters at the same price and on the same terms of underwriting applicable to the Initiating Holders. If any Demand Registration involves an Underwritten Offering, the sole or managing Underwriters and any additional investment bankers and managers to be used in connection with such registration shall be selected by the IPO Entity, subject to the approval of the Holders of a majority of the Registrable Securities for which registration was requested in the Request (such approval not to be unreasonably withheld). If any Demand Registration is being requested concurrently with the IPO or other offering by the Company and such registration is for an Underwritten Offering, the sole or managing Underwriters for such registration shall be the same as selected by the Company for the registration of the IPO or such offering.

            (e) Registration of Other Securities. Whenever an IPO Entity shall effect a Demand Registration, no securities other than the Registrable Securities shall be covered by such registration unless the Majority Holders of the Registration shall have consented in writing to the inclusion of such other securities.

            (f) Effective Registration Statement; Suspension. A Demand Registration Statement shall not be deemed to have become effective (and the related registration will not be deemed to have been effected) (i) unless it has been declared effective by the SEC and remains effective in compliance with the provisions of the


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Securities Act with respect to the disposition of all Registrable Securities covered by such Demand Registration Statement for the time period specified in
Section 3.1(b), (ii) if the offering of any Registrable Securities pursuant to such Demand Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, or (iii) if, in the case of an Underwritten Offering, the conditions to closing specified in an underwriting agreement to which an IPO Entity is a party are not satisfied other than by the sole reason of any breach or failure by the Holders of Registrable Securities or are not otherwise waived.

            (g) Other Registrations. During the period (i) beginning on the date of a Request for an Underwriting Offering and (ii) ending on the date that is 90 days after the date that a Demand Registration Statement filed pursuant to such Request has been declared effective by the SEC (or ending on such earlier date as the Holders shall have withdrawn such Request or such Demand Registration Statement), the relevant IPO Entity shall not, without the consent of the Majority Holders of the Registration, file a registration statement pertaining to any other securities of such IPO Entity.

            (h) Registration Statement Form. Registrations under this Section
2.1 shall be on such appropriate registration form of the SEC (i) as shall be selected by the Initiating Holders holding a majority of the Registrable Securities for which registration was requested in the Request, and (ii) which shall be available for the sale of Registrable Securities in accordance with the intended method or methods of disposition specified in the requests for registration. Each IPO Entity shall include in any such Registration Statement, in addition to such information as the IPO Entity may desire, all additional information which any selling Holder, upon advice of counsel, shall reasonably request.

      2.2 Incidental Registration.

            (a) Right to Include Registrable Securities. If any IPO Entity at any time, or from time to time, proposes to engage in an Initial Public Offering or any subsequent public offering of its securities (other than on Form S-8 or S-4) while this Agreement is in effect, such IPO Entity shall deliver prompt written notice (which notice shall be given at least 45 days prior to such proposed registration) to all Holders of Registrable Securities of such IPO Entity's intention to undertake such Offering, describing in reasonable detail the proposed registration and distribution (including in the case of an Initial Public Offering the anticipated range of the proposed offering price, the breadth of which shall not exceed 10% of the lowest price of the estimated range, and the case of all registrations, the class and number of securities proposed to be registered and the distribution arrangements) and of such Holders' right to participate in such registration under this Section 2.2 as hereinafter provided. Subject to the other provisions of this paragraph (a) and
Section 2.2(b), upon the written request of any Holder made within 20 days after the receipt of such written notice (which request shall specify the amount of Registrable Securities to be registered (based on the estimated range) and the intended method of disposition thereof), the Company shall effect the registration under the Securities Act of all Registrable Securities requested by Holders to be so registered


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(an "Incidental Registration"), to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, by inclusion of such Registrable Securities in the Registration Statement which covers the securities which the relevant IPO Entity proposes to register and shall cause such Registration Statement to become and remain effective with respect to such Registrable Securities in accordance with the registration procedures set forth in Section
3. Immediately upon notification to the relevant IPO Entity from the Underwriter of the price at which such securities are to be sold, such IPO Entity shall so advise each participating Holder. If in the case of an Initial Public Offering such price differs from the high or low end of the estimated price range by more than 10%, the Holders requesting inclusion in an Incidental Registration may, at any time prior to the effective date of the Incidental Registration Statement, revoke or change such request by delivering written notice to such IPO Entity revoking or changing (specifying such change in reasonable detail) such requested inclusion within such reasonable time period as may be required by the Underwriter.

            (b) Priority in Incidental Registration. If the sole or the lead managing Underwriter, as the case may be, shall advise the relevant IPO Entity in writing (with a copy to each Holder requesting registration) on or before the date five days prior to the date then scheduled for such offering that, in its opinion, the amount of securities (including Registrable Securities) requested to be included in such registration exceeds the amount which can be sold in such offering without materially interfering with the successful marketing of the securities being offered (such writing to state the basis of such opinion and the approximate number of such securities which may be included in such offering without such effect), such IPO Entity shall include in such registration, to the extent of the number which it is so advised may be included in such offering without such effect, (i) in the case of a registration initiated by such Entity,
(A) first, the securities that such IPO Entity proposes to register for its own account, (B) second, the Registrable Securities requested to be included in such registration by the Holders, allocated pro rata in proportion to the number of Registrable Securities requested to be included in such registration by each of them, and (C) third, other securities of such IPO Entity to be registered on behalf of any other Person, and (ii) in the case of a registration initiated by a Person other than such IPO Entity, (A) first, the Registrable Securities requested to be included in such registration by the Holders, allocated pro rata in proportion to the number of securities requested to be included in such registration by each of them, (B) second, the Registrable Securities requested to be included in such registration by any Persons initiating such registration, allocated pro rata in proportion to the number of securities requested to be included in such registration by each of them, (C) third, the securities that such IPO Entity proposes to register for its own account, and (D) fourth, other securities of such IPO Entity to be registered on behalf of any other Person; provided, however, that in the event such IPO Entity will not, by virtue of this
Section 2.2(b), include in any such registration all of the Registrable Securities of any Holder requested to be included in such registration, such Holder may, upon written notice to such IPO Entity given within three days of the time such Holder first is notified of such matter, reduce the amount of Registrable Securities it desires to have included in such

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registration, whereupon only the Registrable Securities, if any, it desires to have included will be so included and the Holders not so reducing shall be entitled to a corresponding increase in the amount of Registrable Securities to be included in such registration. In addition, to the extent that an Initial Holder is not permitted to register all of its Registrable Securities in such registration, the relevant IPO Entity shall register the balance of such Registrable Securities pursuant to the terms of this Agreement, which registration shall be filed as soon as practicable thereafter and which the relevant IPO Entity shall cause to become effective no later than the six month anniversary of the Applicable Effective Date.

            (c) Selection of Underwriters. The sole or managing Underwriter(s) and any additional investment bankers and managers to be used in connection with an IPO shall be selected by the IPO Entity, subject to the approval of the Majority Holders of the Registration (such approval not to be unreasonably withheld).

      2.3 S-3 Registration; Shelf Registration

            (a) S-3 Registration. If, at any time, an IPO Entity's Initial Public Offering with respect to which the Holders have not been permitted to register all of their Registrable Securities pursuant to Section 2.1(a), (i) one or more Holders of Registrable Securities representing 25% or more of the Registrable Securities then outstanding request that an IPO Entity file a registration statement on Form S-3 or any successor form thereto for a public offering of all or any portion of the shares of Registrable Securities held by such Holder or Holders, the reasonably anticipated aggregate price to the public of which would exceed $10 million, and (ii) such IPO Entity is a registrant entitled to use Form S-3 or any successor form thereto to register such securities, then such IPO Entity shall, as expeditiously as possible following such Request, use its best efforts to register under the Securities Act on Form S-3 or any successor form thereto, for public sale in accordance with the intended methods of disposition specified in such Request or any subsequent requests (including, without limitation, by means of a Shelf Registration) the Registrable Securities specified in such Request and any subsequent requests; provided, that if such registration is for an Underwritten Offering, the terms of Sections 2.1(b) and 2.1(d) shall apply (and any reference to "Demand Registration" therein shall, for purposes of this Section 2.3, instead be deemed a reference to "S-3 Registration"). If the sole or lead managing Underwriter (if any) or the Majority Holders of the Registration shall advise the relevant IPO Entity in writing that in its opinion additional disclosure not required by Form S-3 is of material importance to the success of the offering, then such Registration Statement shall include such additional disclosure. Whenever an IPO Entity is required by this Section 2.3 to use its best efforts to effect the registration of Registrable Securities, each of the procedures and requirements of Sections 2.1(a) and 2.1(e) (including but not limited to the requirements that such IPO Entity (A) notify all Holders of Registrable Securities from whom such Request for registration has not been received and provide them with the opportunity to participate in the offering and (B) use its best efforts to have such S-3 Registration Statement declared and remain effective for the time period specified herein) shall apply to such registration (and any reference in such Sections 2.1(a) and 2.1(e) to "Demand Registration" shall, for purposes of this Section 2.3, instead be deemed a reference to "S-3 Registration"). There is no limitation on the number of S-3 Registrations that an IPO Entity is obligated to effect; provided that no such registration shall be required in respect of Registrable Securities that are freely tradable under the Securities Act.

            The registration rights granted pursuant to the provisions of this
Section 2.3(a) shall be in addition to the registration rights granted pursuant to the other provisions of this Section 2.

            (b) Shelf Registration. If a request made pursuant to Section 2.1 or 2.3(a) is for a Shelf Registration, the relevant IPO Entity shall use its best efforts to keep the Shelf Registration continuously effective through the date on which all of the Registrable Securities covered by such Shelf Registration may be sold pursuant to Rule 144(k) under the Securities Act (or any successor provision having similar effect); provided, however, that prior to the termination of such Shelf Registration, such IPO Entity shall first furnish to each Holder of Registrable Securities participating in such Shelf Registration
(i) an opinion, in form and substance reasonably satisfactory to the Majority Holders of the Registration, of counsel for such IPO Entity reasonably satisfactory to the Majority Holders of the Registration stating that such Registrable Securities are freely salable pursuant to Rule 144(k) under the Securities Act (or any successor provision having similar effect) or (ii) a "No-Action Letter" from the staff of the SEC stating that the SEC would not recommend enforcement action if the Registrable Securities included in such Shelf Registration were sold in a public sale other than pursuant to an effective registration statement.

      2.4 Expenses. Each IPO Entity shall pay all of its Registration Expenses and all discounts and commissions payable to underwriters, selling brokers, managers or other similar Persons engaged in the distribution of such Holder's Registrable Securities pursuant to any registration pursuant to this Section 2 in connection with any Demand Registration, Incidental Registration, S-3 Registration or Shelf Registration, whether or not such registration shall become effective and whether or not all Registrable Securities originally requested to be included in such registration are withdrawn or otherwise ultimately not included in such registration, except as otherwise provided with respect to a Withdrawn Request and a Withdrawn Demand Registration in Section 2.1(b).

      2.5 Underwritten Offerings.

            (a) Demand Underwritten Offerings. If requested by the sole or lead managing Underwriter for any Underwritten Offering effected pursuant to a Demand Registration or an S-3 Registration, the relevant IPO Entity shall enter into a customary underwriting agreement with the Underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to each Holder of Registrable Securities participating in such offering and to contain such representations and warranties by such IPO Entity and such other terms as are generally prevailing in agreements of that type, including, without limitation, indemnification and contribution to the effect and to the extent provided in Section 5.

            (b) Holders of Registrable Securities to be Parties to Underwriting Agreement. The Holders of Registrable Securities to be distributed by Underwriters in an Underwritten Offering contemplated by Section 2 shall be parties to the underwriting agreement among the relevant IPO Entity and such Underwriters and may, at such Holders' option, require that any or all of the representations and warranties by, and the other agreements on the part of, the relevant IPO Entity to and for the benefit of such Underwriters shall also be made to and for the benefit of such Holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such Underwriters under such underwriting agreement be conditions precedent to the obligations of such Holders of Registrable Securities; provided, however, that such IPO Entity shall not be required to make any representations or warranties with respect to written information specifically provided by a selling Holder for inclusion in the Registration Statement. No Holder shall be required to make any representations or warranties to, or agreements with, such IPO Entity or the Underwriters other than representations, warranties or agreements regarding such Holder, such Holder's Registrable Securities and such Holder's intended method of disposition.

            (c) Participation in Underwritten Registration. Notwithstanding anything herein to the contrary, no Person may participate in any underwritten registration hereunder unless such Person (i) agrees to sell its securities on the same terms and conditions provided in any underwritten arrangements approved by the Persons entitled hereunder to approve such arrangements and (ii) accurately completes and executes in a timely manner all questionnaires, powers of attorney, indemnities, custody agreements, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

            2.6 Conversions; Exercises. Notwithstanding anything to the contrary herein, in order for any Registrable Securities that are issuable only upon the exercise of conversion rights, to be included in any registration pursuant to
Section 2 hereof, the exercise of such conversion rights must be effected no later than immediately prior to the closing of any sales under the Registration Statement pursuant to which such Registrable Securities are to be sold.

3. REGISTRATION PROCEDURES.

      3.1 Obligations of the IPO Entities. Whenever an IPO Entity is required to effect the registration of Registrable Securities under the Securities Act pursuant to Section 2 of this Agreement, such IPO Entity shall, as expeditiously as possible:

            (a) prepare and file with the SEC (promptly, and in any event within 60 days after receipt of a request to register Registrable Securities) the requisite Registration Statement to effect such registration, which Registration Statement shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith, and such IPO Entity shall use its best efforts to cause such Registration Statement to become effective (provided, that such IPO Entity may discontinue any registration of its securities that are not Registrable Securities, and, under the circumstances specified in Section 2.2, its securities that are Registrable Securities); provided, however, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto, or comparable statements under securities or blue sky laws of any jurisdiction, such IPO Entity shall (i) provide Holders' Counsel and any other Inspector with an adequate and appropriate opportunity to participate in the preparation of such Registration Statement and each Prospectus included therein (and each amendment or supplement thereto or comparable statement) to be filed with the SEC, which documents shall be subject to the review and reasonable comment of Holders' Counsel, and (ii) not file any such Registration Statement or Prospectus (or amendment or supplement thereto or comparable statement) with the SEC to which Holder's Counsel, any selling Holder or any other Inspector shall have reasonably objected on the grounds that such filing does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;

            (b) prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary (i) to keep such Registration Statement effective, and (ii) to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement, in each case until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller(s) thereof set forth in such Registration Statement; provided, that except with respect to any Shelf Registration, such period need not extend beyond nine months after the effective date of the Registration Statement; and provided further, that with respect to any Shelf Registration, such period need not extend beyond the time period provided in Section 2.3, and which periods, in any event, shall terminate when all Registrable Securities covered by such Registration Statement have been sold (but not before the expiration of the 90 day period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder, if applicable);

            (c) furnish, without charge, to each selling Holder of such Registrable Securities and each Underwriter, if any, of the securities covered by such Registration Statement, such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits), and the Prospectus included in such Registration Statement (including each preliminary Prospectus) in conformity with the requirements of the Securities Act, and other documents, as such selling Holder and Underwriter may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such selling Holder (each IPO Entity hereby consenting to the use in accordance with applicable law of each such Registration Statement (or amendment or post-effective amendment thereto) and each such Prospectus (or preliminary prospectus or supplement thereto) by each such selling Holder of

Registrable Securities and the Underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Registration Statement or Prospectus);

            (d) prior to any public offering of Registrable Securities, use its best efforts to register or qualify all Registrable Securities and other securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as any selling Holder of Registrable Securities covered by such Registration Statement or the sole or lead managing Underwriter, if any, may reasonably request to enable such selling Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such selling Holder and to continue such registration or qualification in effect in each such jurisdiction for as long as such Registration Statement remains in effect (including through new filings or amendments or renewals), and do any and all other acts and things which may be necessary or advisable to enable any such selling Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such selling Holder; provided, however, that an IPO Entity shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3.1(d), (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction;

            (e) use its best efforts to obtain all other approvals, consents, exemptions or authorizations from such governmental agencies or authorities as may be necessary to enable the selling Holders of such Registrable Securities to consummate the disposition of such Registrable Securities;

            (f) promptly notify Holders' Counsel, each Holder of Registrable Securities covered by such Registration Statement and the sole or lead managing Underwriter, if any: (i) when the Registration Statement, any pre-effective amendment, the Prospectus or any prospectus supplement related thereto or post-effective amendment to the Registration Statement has been filed and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any state securities or blue sky authority for amendments or supplements to the Registration Statement or the Prospectus related thereto or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation or threat of any proceedings for that purpose, (iv) of the receipt by the relevant IPO Entity of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation of any proceeding for such purpose, (v) of the existence of any fact of which the relevant IPO Entity becomes aware or the happening of any event which results in (A) the Registration Statement containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statements therein not misleading, or (B) the Prospectus included in such Registration Statement containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statements therein, in the light of the circumstances under which they were made, not misleading, (vi) if at any time the representations and warranties contemplated by Section 2.5(b) cease to be true and correct in all material respects, and (vii) of the relevant IPO Entity's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate or that there exists circumstances not yet disclosed to the public which make further sales under such Registration Statement inadvisable pending such disclosure and post-effective amendment; and, if the notification relates to an event described in any of the clauses (ii) through (vii) of this Section 3.1(f), such IPO Entity shall promptly prepare a supplement or post-effective amendment to such Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that (1) such Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (2) as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading (and shall furnish to each such Holder and each Underwriter, if any, a reasonable number of copies of such Prospectus so supplemented or amended); and if the notification relates to an event described in clause (iii) of this Section 3.1(f), the relevant IPO Entity shall take all reasonable action required to prevent the entry of such stop order or to remove it if entered;

            (g) make available for inspection by any selling Holder of Registrable Securities, any sole or lead managing Underwriter participating in any disposition pursuant to such Registration Statement, Holders' Counsel and any attorney, accountant or other agent retained by any such seller or any Underwriter (each, an "Inspector" and, collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the relevant IPO Entity and any subsidiaries thereof as may be in existence at such time (collectively, the "Records") as shall be necessary, in the opinion of such Holders' and such Underwriters' respective counsel, to enable them to exercise their due diligence responsibility and to conduct a reasonable investigation within the meaning of the Securities Act, and cause such IPO Entity's and any of its subsidiaries' officers, directors and employees, and the independent public accountants of such IPO Entity, to supply all information reasonably requested by any such Inspectors in connection with such Registration Statement;

            (h) obtain an opinion from the relevant IPO Entity's counsel and a "cold comfort" letter from such IPO Entity's independent public accountants who have certified such IPO Entity's financial statements included or incorporated by reference in such Registration Statement, in each case dated the effective date of such Registration Statement (and if such registration involves an Underwritten Offering, dated the date of the closing under the underwriting agreement), in customary form and covering such matters as are customarily covered by such opinions and "cold comfort" letters delivered to underwriters in underwritten public offerings, which opinion and letter shall be reasonably satisfactory to the sole or lead managing Underwriter, if any, and to the

Majority Holders of the Registration, and furnish to each Holder participating in the offering and to each Underwriter, if any, a copy of such opinion and letter addressed to such Holder (in the case of the opinion) and Underwriter (in the case of the opinion and the "cold comfort" letter);

            (i) provide a CUSIP number for all Registrable Securities and provide and cause to be maintained a transfer agent and registrar for all such Registrable Securities covered by such Registration Statement not later than the effectiveness of such Registration Statement;

            (j) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC and any other governmental agency or authority having jurisdiction over the offering, and make available to its security holders, as soon as reasonably practicable but no later than 90 days after the end of any 12-month period, an earnings statement (i) commencing at the end of any month in which Registrable Securities are sold to Underwriters in an Underwritten Offering and (ii) commencing with the first day of the relevant IPO Entity's calendar month next succeeding each sale of Registrable Securities after the effective date of a Registration Statement, which statement shall cover such 12-month periods, in a manner which satisfies the provisions of
Section 11(a) of the Securities Act and Rule 158 thereunder;

            (k) if so requested by the Majority Holders of the Registration, use its best efforts to cause all such Registrable Securities to be listed (i) on each national securities exchange on which the relevant IPO Entity's securities are then listed or (ii) if securities of such IPO Entity are not at the time listed on any national securities exchange (or if the listing of Registrable Securities is not permitted under the rules of each national securities exchange on which such IPO Entity's securities are then listed), on a national securities exchange reasonably acceptable to the Majority Holders of the Registration;

            (l) keep each selling Holder of Registrable Securities advised as to the initiation and progress of any registration under Section 2 hereunder;

            (m) enter into and perform customary agreements (including, if applicable, an underwriting agreement in customary form) and provide officers' certificates and other customary closing documents;

            (n) cooperate with each selling Holder of Registrable Securities and each Underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD and make reasonably available its employees and personnel and otherwise provide reasonable assistance to the Underwriters (taking into account the needs of the relevant IPO Entity's businesses and the requirements of the marketing process) in the marketing of Registrable Securities in any Underwritten Offering;

            (o) furnish to each Holder participating in the offering and the sole or lead managing Underwriter, if any, without charge, at least one manually-signed copy of the Registration Statement and any post-effective amendments thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those deemed to be incorporated by reference);

            (p) cooperate with the selling Holders of Registrable Securities and the sole or lead managing Underwriter, if any, to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable Securities to be sold, and cause such Registrable Securities to be issued in such denominations and registered in such names in accordance with the underwriting agreement prior to any sale of Registrable Securities to the Underwriters or, if not an Underwritten Offering, in accordance with the instructions of the selling Holders of Registrable Securities at least three business days prior to any sale of Registrable Securities;

            (q) if requested by the sole or lead managing Underwriter or any selling Holder of Registrable Securities, immediately incorporate in a prospectus supplement or post-effective amendment such information concerning such Holder of Registrable Securities, the Underwriters or the intended method of distribution as the sole or lead managing Underwriter or the selling Holder of Registrable Securities reasonably requests to be included therein and as is appropriate in the reasonable judgment of the relevant IPO Entity, including, without limitation, information with respect to the number of shares of the Registrable Securities being sold to the Underwriters, the purchase price being paid therefor by such Underwriters and with respect to any other terms of the Underwritten Offering of the Registrable Securities to be sold in such offering; make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment; and supplement or make amendments to any Registration Statement if requested by the sole or lead managing Underwriter of such Registrable Securities; and

            (r) use its best efforts to take all other steps necessary to expedite or facilitate the registration and disposition of the Registrable Securities contemplated hereby.

      3.2 Seller Information. An IPO Entity may require each selling Holder of Registrable Securities as to which any registration is being effected to furnish to it such information regarding such Holder, such Holder's Registrable Securities and such Holder's intended method of disposition as such IPO Entity may from time to time reasonably request in writing; provided that such information shall be used only in connection with such registration.

            If any Registration Statement or comparable statement under "blue sky" laws refers to any Holder by name or otherwise as the Holder of any securities of the relevant IPO Entity, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such Holder and such IPO Entity, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of such IPO Entity's securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of such IPO Entity, and (ii) in the event that such reference to such Holder by name or otherwise is not in the judgment of such IPO Entity, as advised by counsel, required by the Securities Act or any similar federal statute or any state "blue sky" or securities law then in force, the deletion of the reference to such Holder.

      3.3 Notice to Discontinue. Each Holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from an IPO Entity of the happening of any event of the kind described in Section 3.1(f)(ii) through (vii), such Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.1(f) and, if so directed by such IPO Entity, such Holder shall deliver to such IPO Entity (at such IPO Entity's expense) all copies, other than permanent file copies, then in such Holder's possession of the Prospectus covering such Registrable Securities which is current at the time of receipt of such notice. If such IPO Entity shall give any such notice, such IPO Entity shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement (including, without limitation, the period referred to in Section 3.1(b)) by the number of days during the period from and including the date of the giving of such notice pursuant to Section 3.1(f) to and including the date when the Holder shall have received the copies of the supplemented or amended prospectus contemplated by and meeting the requirements of Section 3.1(f).

4. INDEMNIFICATION; CONTRIBUTION.

      4.1 Indemnification by the IPO Entities. Each IPO Entity agrees to indemnify and hold harmless, to the fullest extent permitted by law, each Holder of Registrable Securities, its officers, directors, partners, members, shareholders, employees, Affiliates and agents (collectively, "Agents") and each Person who controls such Holder (within the meaning of the Securities Act) and its Agents with respect to each registration which has been effected pursuant to this Agreement, against any and all losses, claims, damages or liabilities, joint or several, actions or proceedings (whether commenced or threatened) in respect thereof, and expenses (as incurred or suffered and including, but not limited to, any and all expenses incurred in investigating, preparing or defending any litigation or proceeding, whether commenced or threatened, and the reasonable fees, disbursements and other charges of legal counsel) in respect thereof (collectively, "Claims"), insofar as such Claims arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (including any preliminary, final or summary prospectus and any amendment or supplement thereto) related to any such registration or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by an IPO Entity of the Securities Act or any rule or regulation thereunder applicable to an IPO Entity and relating to action or inaction required of an IPO Entity in connection with any such registration, or any qualification or compliance incident thereto; provided, however, that an IPO Entity will not be liable in any such case to the extent that any such Claims arise out of or are based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact so made in reliance upon and in conformity with written information furnished to an IPO Entity in an instrument duly executed by such Holder specifically stating that it was expressly for use therein. Each IPO Entity shall also indemnify any Underwriters of the Registrable Securities, their Agents and each Person who controls any such Underwriter (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Holders of Registrable Securities. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Person who may be entitled to indemnification pursuant to this Section 5 and shall survive the transfer of securities by such Holder or Underwriter.

      4.2 Indemnification by Holders. Each Holder, if Registrable Securities held by it are included in the securities as to which a registration is being effected, agrees to, severally and not jointly, indemnify and hold harmless, to the fullest extent permitted by law, the relevant IPO Entity, its directors and officers, each other Person who participates as an Underwriter in the offering or sale of such securities of the relevant IPO Entity and its Agents and each Person who controls such IPO Entity or any such Underwriter (within the meaning of the Securities Act) and its Agents against any and all Claims, insofar as such Claims arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (including any preliminary, final or summary prospectus and any amendment or supplement thereto) related to such registration, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to such IPO Entity in an instrument duly executed by such Holder specifically stating that it was expressly for use therein; provided, however, that the aggregate amount which any such Holder shall be required to pay pursuant to this Section 4.2 shall in no event be greater than the amount of the net proceeds received by such Holder upon the sale of the Registrable Securities pursuant to the Registration Statement giving rise to such Claims less all amounts previously paid by such Holder with respect to any such Claims. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by such Holder or Underwriter.

      4.3 Conduct of Indemnification Proceedings. Promptly after receipt by an indemnified party of notice of any Claim or the commencement of any action or proceeding involving a Claim under this Section 4, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party pursuant to Section 5, (i) notify the indemnifying party in writing of the Claim or the commencement of such action or proceeding; provided, that the failure of any indemnified party to provide such notice shall not relieve the indemnifying party of its obligations under this Section 4, except to the extent the indemnifying party is materially and actually prejudiced thereby and shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this Section 4, and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any indemnified party shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (A) the indemnifying party has agreed in writing to pay such fees and expenses, (B) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such indemnified party within 10 days after receiving notice from such indemnified party that the indemnified party believes it has failed to do so, (C) in the reasonable judgment of any such indemnified party, based upon advice of counsel, a conflict of interest may exist between such indemnified party and the indemnifying party with respect to such claims (in which case, if the indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such indemnified party) or (D) such indemnified party is a defendant in an action or proceeding which is also brought against the indemnifying party and reasonably shall have concluded that there may be one or more legal defenses available to such indemnified party which are not available to the indemnifying party. No indemnifying party shall be liable for any settlement of any such claim or action effected without its written consent, which consent shall not be unreasonably withheld. In addition, without the consent of the indemnified party (which consent shall not be unreasonably withheld), no indemnifying party shall be permitted to consent to entry of any judgment with respect to, or to effect the settlement or compromise of any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim), unless such settlement, compromise or judgment (1) includes an unconditional release of the indemnified party from all liability arising out of such action or claim, (2) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party, and (3) does not provide for any action on the part of any party other than the payment of money damages which is to be paid in full by the indemnifying party.

      4.4 Contribution. If the indemnification provided for in Section 4.1 or
4.2 from the indemnifying party for any reason is unavailable to (other than by reason of exceptions provided therein), or is insufficient to hold harmless, an indemnified party hereunder in respect of any Claim, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Claim in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, in connection with the actions which resulted in such Claim, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. If, however, the foregoing allocation is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults but also the relative benefits of the indemnifying party and the indemnified party as well as any other relevant equitable considerations.

            The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by a party as a result of any Claim referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth in Section 4.3, any legal or other fees, costs or expenses reasonably incurred by such party in connection with any investigation or proceeding. Notwithstanding anything in this Section 4.4 to the contrary, no indemnifying party (other than the relevant IPO Entity) shall be required pursuant to this Section 4.4 to contribute any amount in excess of the net proceeds received by such indemnifying party from the sale of the Registrable Securities pursuant to the Registration Statement giving rise to such Claims, less all amounts previously paid by such indemnifying party with respect to such Claims. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      4.5 Other Indemnification. Indemnification similar to that specified in the preceding Sections 4.1 and 4.2 (with appropriate modifications) shall be given by each IPO Entity and each selling Holder of Registrable Securities with respect to any required registration or other qualification of securities under any Federal or state law or regulation of any governmental authority, other than the Securities Act. The indemnity agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract.

      4.6 Indemnification Payments. The indemnification and contribution required by this Section 4 shall be made by periodic payments of the amount thereof during the course of any investigation or defense, as and when bills are received or any expense, loss, damage or liability is incurred.

5. GENERAL

      5.1 Adjustments Affecting Registrable Securities. The IPO Entity agrees that it shall not effect or permit to occur any combination or subdivision of shares which would adversely affect in any material respects the ability of the Holder of any Registrable Securities to include such Registrable Securities in any registration contemplated by this Agreement or the marketability of such Registrable Securities in any such registration.

      5.2 Registration Rights to Others. Other than as listed on Schedule 4.14 of the Purchase Agreement, the IPO Entity is not a party to any agreement (other than this Agreement) with respect to its securities granting any registration rights to any Person. If any IPO Entity shall at any time hereafter provide to any holder of any securities of an IPO Entity rights with respect to the registration of such securities under the Securities Act, such rights shall not be in conflict with or adversely affect any of the rights provided in this Agreement to the Holders.

      5.3 [Intentionally Omitted].

      5.4 Amendments and Waivers. The provisions of this Agreement may not be amended, modified, supplemented or terminated in any material respect, and waivers or consents to departures from the provisions hereof may not be given, without the written consent of the Company and the Holders of not less than 50% of the Registrable Securities then outstanding; provided, however, that no such amendment, modification, supplement, waiver or consent to departure shall reduce the aforesaid percentage of Registrable Securities without the written consent of all of the Holders of Registrable Securities; and provided further, that nothing herein shall prohibit any amendment, modification, supplement, termination, waiver or consent to departure the effect of which is limited only to those Holders who have agreed to such amendment, modification, supplement, termination, waiver or consent to departure.

      5.6 Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, telecopier, any courier guaranteeing overnight delivery or first class registered or certified mail, return receipt requested, postage prepaid, addressed to the applicable party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties in accordance with the provisions of this Section:

          (i)   If to the IPO Entities, to:
                ASC Holdings, Inc.
                Sunday River Access Road
                P.O. Box 450
                Bethel, Maine  04217
                Attn.:  Mr. Chris Howard
                Telecopy:  207-824-5158
                Telephone:  207-824-8100

          (ii)  If to the Initial Holders, to:

                Madeleine, LLC

                450 Park Avenue
                28th Floor
                New York, New York  10022
                Attn:  Mr. Robert Davenport
                Telecopy:   212-758-5305
                Telephone: 212-891-2118

                With a copy to:

                Schulte Roth & Zabel LLP
                900 Third Avenue
                New York, New York 10022
                Attn:  Mark A. Neporent, Esq.
                Telecopy: (212) 593-5955
                Telephone: (212) 756-2000

          (iii) If to any subsequent Holder, to the address of such Person set forth in the records of the Company.

            All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when receipt is acknowledged, if telecopied; on the next business day, if timely delivered to a courier guaranteeing overnight delivery; and five days after being deposited in the mail, if sent first class or certified mail, return receipt requested, postage prepaid.

      5.7 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors and permitted assigns (including any permitted transferee of Registrable Securities). Any Holder may assign to any permitted (as determined under the Purchase Agreement transferee of its Registrable Securities (other than a transferee that acquires such Registrable Securities in a registered public offering or pursuant to a sale under Rule 144 of the Securities Act (or any successor rule)), its rights and obligations under this Agreement; provided, however, if any permitted transferee shall take and hold Registrable Securities, such transferee shall promptly notify the Company and, by taking and holding such Registrable Securities, such permitted transferee shall automatically be entitled to receive the benefits of and be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement as if it were a party hereto (and shall, for all purposes, be deemed a Holder under this Agreement). If the Company shall so request, any heir, successor or permitted assign (including any permitted transferee) shall agree in writing to acquire and hold the Registrable Securities subject to all of the terms hereof. For purposes of this Agreement, "successor" for any entity other than a natural person shall mean a successor to such entity as a result of such entity's merger, consolidation, liquidation, dissolution, sale of substantially all of its assets, or similar transaction. Except as provided above or otherwise permitted by this Agreement, neither this

Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any party hereto without the consent of the other parties.

      5.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which, when so executed and delivered, shall be deemed to be an original, but all of which counterparts, taken together, shall constitute one and the same instrument.

      5.9 Descriptive Headings, Etc. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein. Unless the context of this Agreement otherwise requires: (1) words of any gender shall be deemed to include each other gender; (2) words using the singular or plural number shall also include the plural or singular number, respectively; (3) the words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and paragraph references are to the Sections and paragraphs of this Agreement unless otherwise specified; (4) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless otherwise specified; (5) "or" is not exclusive; and (6) provisions apply to successive events and transactions.

      5.10 Severability. In the event that any one or more of the provisions, paragraphs, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, paragraph, word, clause, phrase or sentence in every other respect and of the other remaining provisions, paragraphs, words, clauses, phrases or sentences hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

      5.11 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to the conflict of laws principles thereof).

      5.12 Remedies; Specific Performance. The parties hereto acknowledge that money damages would not be an adequate remedy at law if any party fails to perform in any material respect any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to seek to compel specific performance of the obligations of any other party under this Agreement, without the posting of any bond, in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law. Except as otherwise provided by law, a delay or omission by a party hereto in exercising any right or remedy accruing upon any such breach shall not impair the right or remedy or constitute a waiver of or acquiescence in any such breach. No remedy shall be exclusive of any other remedy. All available remedies shall be cumulative. The failure to file a Demand Registration Statement within __ days of a Request under Section 2.1 or 2.3 shall constitute, in the absence of an injunction having been imposed or a Withdrawn Request, a breach thereof entitling the Holders to remedies hereunder.

      5.13 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the Company and the other parties to this Agreement with respect to such subject matter.

      5.14 Nominees for Beneficial Owners. In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election in writing delivered to the Company (on behalf of the IPO Entities), be treated as the holder of such Registrable Securities for purposes of any request or other action by any holder or holders of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of shares of Registrable Securities held by any holder or holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities.

      5.16 Consent to Jurisdiction. Each party to this Agreement hereby irrevocably and unconditionally agrees that any legal action, suit or proceeding arising out of or relating to this Agreement or any agreements or transactions contemplated hereby may be brought in any federal court of the Southern District of New York or any state court located in New York County, State of New York, and hereby irrevocably and unconditionally expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and hereby irrevocably and unconditionally waives any claim (by way of motion, as a defense or otherwise) of improper venue, that it is not subject personally to the jurisdiction of such court, that such courts are an inconvenient forum or that this Agreement or the subject matter may not be enforced in or by such court. Each party hereby irrevocably and unconditionally consents to the service of process of any of the aforementioned courts in any such action, suit or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address set forth or provided for in Section 5.5 of this Agreement, such service to become effective 10 days after such mailing. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or commence legal proceedings or otherwise proceed against any other party in any other jurisdiction to enforce judgments obtained in any action, suit or proceeding brought pursuant to this Section.

      5.15 Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

      5.17 No Inconsistent Agreements. Each IPO Entity will not hereafter enter into any agreement which is inconsistent with the rights granted to the Holders in this Agreement.

      5.18 Construction. Each of the parties hereto acknowledges that it has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel and that this Agreement shall be construed as if jointly drafted by the parties.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

ASC HOLDINGS, INC.                  MADELEINE L.L.C.:


By: /s/ Christopher E. Howard        By:  /s/ Bob Davenport
    -------------------------             -----------------
    Its Senior Vice President
    and Chief Administrative
    Officer

                                TABLE OF CONTENTS
                                -----------------
                                                                           Page
                                                                           ----

1.    DEFINITIONS.......................................................    1

2.    REGISTRATION UNDER THE SECURITIES ACT.............................    6

      2.1   DEMAND REGISTRATION.........................................    6
      2.2   INCIDENTAL REGISTRATION.....................................    9
      2.3   S-3 REGISTRATION; SHELF REGISTRATION........................   11
      2.4   EXPENSES....................................................   12
      2.5   UNDERWRITTEN OFFERINGS......................................   12
      2.6   CONVERSIONS; EXERCISES......................................   13

3.    REGISTRATION PROCEDURES...........................................   13

      3.1   OBLIGATIONS OF THE IPO ENTITIES.............................   13
      3.2   SELLER INFORMATION..........................................   18
      3.3   NOTICE TO DISCONTINUE.......................................   19

4.    INDEMNIFICATION; CONTRIBUTION.....................................   19

      4.1   INDEMNIFICATION BY THE IPO ENTITIES.........................   19
      4.2   INDEMNIFICATION BY HOLDERS..................................   20
      4.3   CONDUCT OF INDEMNIFICATION PROCEEDINGS......................   20
      4.4   CONTRIBUTION................................................   21
      4.5   OTHER INDEMNIFICATION.......................................   22
      4.6   INDEMNIFICATION PAYMENTS....................................   22

5.    GENERAL...........................................................   22

      5.1   ADJUSTMENTS AFFECTING REGISTRABLE SECURITIES................   22
      5.2   REGISTRATION RIGHTS TO OTHERS...............................   23
      5.3   [INTENTIONALLY OMITTED].....................................   23
      5.4   AMENDMENTS AND WAIVERS......................................   23
      5.6   NOTICES.....................................................   23
      5.7   SUCCESSORS AND ASSIGNS......................................   24
      5.8   COUNTERPARTS................................................   25
      5.9   DESCRIPTIVE HEADINGS, ETC...................................   25
      5.10  SEVERABILITY................................................   25
      5.11  GOVERNING LAW...............................................   25
      5.12  REMEDIES; SPECIFIC PERFORMANCE..............................   25
      5.13  ENTIRE AGREEMENT............................................   26
      5.14  NOMINEES FOR BENEFICIAL OWNERS..............................   26
      5.15  CONSENT TO JURISDICTION.....................................   26
      5.15  FURTHER ASSURANCES..........................................   27
      5.17  NO INCONSISTENT AGREEMENTS..................................   27
      5.18  CONSTRUCTION................................................   27


                                       -i-